Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FULL YEAR 2022 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	March 24, 2023

Boston Omaha Corporation (NYSE: BOC) (the “Company”, “we”, or “our”) announced its financial results for the fiscal year ended December 31, 2022, in connection with filing its Annual Report on Form 10-K with the Securities and Exchange Commission.

We show below summary financial data for fiscal 2022 and 2021. Our Annual Report on Form 10-K can be found at www.bostonomaha.com.

	For the Years Ended
	December 31,
	2022	2021
Billboard Rentals, Net	$39,244,726	$31,499,235
Broadband Services (1)	28,627,271	15,234,266
Premiums Earned	10,649,089	7,686,400
Insurance Commissions	2,050,838	2,212,849
Investment and Other Income	662,270	339,061
Total Revenues	81,234,194	56,971,811

Depreciation and Amortization Expense	15,123,857	10,128,634

Net Loss from Operations	(5,229,895)	(23,766,869)
Net Other Income	9,019,038	96,940,657

Net Income Attributable to Common Stockholders	$7,139,548	$52,748,177
Basic and Diluted Net Income per Share	$0.24	$1.82

	December 31,	December 31,
	2022	2021
Total Unrestricted Cash & Investments (2)	$67,782,480	$230,670,929
Total Assets	683,717,859	807,053,793
Total Liabilities	157,068,480	166,458,071
Redeemable Noncontrolling Interest	15,713,021	144,270,503
Total Boston Omaha Stockholders' Equity	503,527,290	496,325,219
Noncontrolling Interests (3)	7,409,068	-
Total Equity	$510,936,358	$496,325,219

1.	Includes the InfoWest and Go Fiber acquisitions completed on April 1, 2022.
2.

Investments consist of U.S. treasury securities classified as trading securities and marketable equity securities, of which $8,768,938 is held by our insurance entities at December 31, 2022. Marketable equity securities excludes Sky Harbour Group Corporation (“Sky Harbour”) Class A common stock as we account for our 22.96% stake (as measured at December 31, 2022) under the equity method.

3.	Noncontrolling interests related to third party capital raised within our build for rent fund.

Generally Accepted Accounting Principles require us to include the unrealized changes in market prices of investments in public equity securities in our reported earnings4. In the table above, “Net Other Income” includes other investment losses of $15,635,690 in fiscal 2022 and other investment income of $93,163,697 in fiscal 2021, mainly related to public equity securities held by Boston Omaha. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash outflow from operations for the year ended December 31, 2022 was ($5,165,165), compared to cash inflow of $7,768,237 for the year ended December 31, 2021.

Our book value per share was $16.95 at December 31, 2022, compared to $16.71 at December 31, 2021.

As of December 31, 2022, we had 28,650,688 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of March 24, 2023, we had 29,764,994 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, broadband telecommunications services, surety insurance and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which reinsures the Company’s insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2022, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Our investor relations website is https://investor.bostonomaha.com/ and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information, and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 857-256-0079

contact@bostonomaha.com

(4)	Excludes Sky Harbour Class A common stock as we account for our investment under the equity method.